                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                FORM 8-K/A No. 2

                             Current Report Pursuant
                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 6, 1999

                       SPORTSNUTS.COM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     333-14477                  87-0561426
 (State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

         The Towers at South Towne #2, Suite 550, 10421 South 400 West,
                          Salt Lake City, Utah 84095.
                    (Address of principal executive offices)

Registrant's telephone number, including area code (801) 816-2500

              Durwood, Inc. 4085 West 4715 South Kearns, Utah 84118 (Former name or former address, if changed since last report.)

Item 1.  Change in Control of Registrant.

     On April 6, 1999, the Registrant, Durwood, Inc., acquired (the "Reorganization") approximately eighty one percent (81%) of the outstanding capital stock from accredited investors (the "Participating Shareholders") in SportsNuts.com, Inc., a Delaware corporation ("SportsNuts"). Additionally, the Registrant changed its name to SportsNuts.com International, Inc., as described in the Restated Certificate of Incorporation of the Registrant, which became effective on April 6, 1999 (the "Restated Certificate"), attached as Exhibit D to that certain Agreement and Plan of Reorganization, dated April 6, 1999, among the Registrant, SportsNuts, and Darren Heiselt, a shareholder of the Registrant (the "Acquisition Agreement"), attached to this Form 8-K/A No. 2 as Exhibit 2.1.

     Prior to the Reorganization of SportsNuts, the Registrant conducted no active business. SportsNuts is an internet based "on line" sports club and retail distributor of sports, outdoor, and fitness related products, services, and information, including through direct marketing by independent distributors. A principal asset of SportsNuts is its Internet web site. The Registrant intends to operate SportsNuts in a manner to continue the business that SportsNuts engaged in prior to the Reorganization.

     In connection with the Reorganization, the Registrant affected a 2.213 for 1 forward stock split (the "Forward Split") of all then currently outstanding shares of its common stock, $0.0001 par value (the "Common Stock"). The Forward Split resulted in an increase in the outstanding shares of the Registrant's Common Stock from 1,103,500 to 2,441,713 shares.

     Immediately prior to the Reorganization, the Registrant sold to accredited investors 1,000,000 post Forward Split shares of Common Stock at $1.00 per share to raise gross proceeds of $1,000,000 (the "Private Offering").

     As part of the Reorganization, the Registrant issued 7,651,252 shares of Common Stock to the Participating Shareholders of SportsNuts in exchange for their collective 11,683,000 shares of SportsNuts common stock. Each Participating Shareholder of SportsNuts received 0.654904748 shares of the Registrant's Common Stock in exchange for each share of common stock of SportsNuts. Additionally, the Registrant issued to holders of warrants in SportsNuts who were also accredited investors (each a "Participating Warrant Holder") warrants for the purchase of 3,353,113 shares of the Registrant's Common Stock. Each Participating Warrant Holder received the right to purchase
0.654904748 shares of the Registrant's Common Stock in exchange for each share of SportsNuts common stock it was entitled to purchase pursuant to its SportsNuts warrants.

     In the future, the Registrant may issue up to an additional 1,808,192 shares of Common Stock to acquire the remaining 2,761,000 shares of Common Stock of SportsNuts that are currently held by the remaining shareholders (other than the Registrant). Additionally, 635,257 shares of Common Stock have been reserved for possible issuance to the remaining SportsNuts warrant holders, and 9,915,258 shares of Common Stock have been reserved for issuance to holders of options to purchase common stock in SportsNuts which the Registrant may exchange at a future date for warrants or options of the Registrant.

     Pursuant to the Acquisition Agreement, the sole director and officer of the Registrant resigned upon the consummation of the Reorganization. The resigning director has not indicated that the resignation related to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. The persons serving as directors and officers of SportsNuts immediately prior to the consummation of the Reorganization were elected to the same directorships and offices with the Registrant. These same persons retained their positions as directors and officers of SportsNuts. The following persons (collectively, the "Officers and Directors") were elected to and hold those offices in the Registrant set opposite their names:

              Richard Lubic               Chairman, Chief Executive Officer
                                          and Director
              Kenneth Forrest             President and Director
              Anthony Moore               Director
              Pierre Boivin               Director
              Kenneth Denos               Executive Vice President, General
                                          Counsel,Secretary, Treasurer and
                                          Director
              Timothy Shields             Vice President and Director
              Rodger Smith                Vice President

     Upon consummation of the Reorganization, the Officers and Directors owned as a group 11.69% of the voting securities of the Registrant, giving them control of the Registrant. The 11.69% figure assumes the conversion of all common stock held by the Officers and Directors in SportsNuts to Common Stock of the Registrant. This figure does not include the exercise of outstanding warrants or options, which is addressed below. The source of consideration used in the Reorganization by the Registrant were the shares of common stock of SportsNuts that each of them respectively owned or held beneficially prior to the Reorganization.

     In the event that the Officers and Directors exercised all warrants which they beneficially own to purchase Common Stock in the Registrant, their percentage interest in the Registrant would collectively be 17.71%. In addition, the Officers and Directors have options to purchase Common Stock in SportsNuts. If these options are converted to options to purchase Common Stock of the registrant, and all of these options are exercised (together with all warrants as described in the previous sentence), then the percentage interest of the Officers and Directors in the Registrant collectively would be 47.03%.

     Prior to the Reorganization, no material relationship existed between SportsNuts and/or any of its affiliates and the Registrant or any of its officers or directors, or any associate of any such officer or director. The consideration given by the Registrant for the stock of SportsNuts was determined by negotiation between the two companies.

     Other than as described in this Item 1, the Registrant is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Registrant.

     The transactions described in the Item 1 were approved by written consents of shareholders owning a majority of the Registrant's Common Stock, and included approval of the following actions:

     (a) A 2.213 for 1 forward stock split of all then currently outstanding shares of the Registrant's Common Stock, resulting in an increase in the number of outstanding shares of Common Stock of the Registrant from 1,103,500 to 2,441,713 shares, effective April 6, 1999.

     (b) The filing of the Restated Certificate which (1) changed the Registrant's corporate name from Durwood, Inc., to SportsNuts.com International, Inc.; (2) provided for two classes of capital stock, Preferred Stock, 5,000,000 shares (with the designations, powers, and preferences to be determined by the board of directors) and Common Stock, 50,000,000 shares, and with both classes having a par value $0.0001 per share; (3) provided for a board of directors that is divided into three classes, with each class to be elected at the first annual meeting of stockholders, for terms expiring at the succeeding annual meeting, the next succeeding annual meeting, and the third succeeding annual meeting; (4) provided that a 66 2/3% vote of the shares outstanding shall be necessary to amend certain articles of the Certificate of Incorporation relating to the organization and operation of the board of directors of the Registrant; and (5) provided for the indemnification and limitation of liability of the officers and directors of the Registrant to the fullest extent permitted by Delaware law.

     (c) The Reorganization, pursuant to which the Registrant may issue in at least two stages a total of 9,459,444 shares of Common Stock, warrants to acquire 3,988,370 shares of Common Stock, and options to acquire 9,915,258 shares of Common Stock, as more fully described in the Acquisition Agreement.

     (d) The election of the directors named above.

Item 2.  Acquisition or Disposition of Assets.

     See discussion in Item 1, above.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Audited Financial Statements of SPORTSNUTS.COM, Inc. as of and for the years ended December 31, 1998 and 1997

(b) Unaudited Financial Statements of SPORTSNUTS.COM, Inc. as of and for the three months ended March 31, 1999

(c)  Pro Forma Condensed and Combined Financial Statements

                      INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of SPORTSNUTS.COM, Inc.

We have audited the accompanying balance sheets of SPORTSNUTS.COM, Inc. (a Delaware corporation) as of December 31 1998 and 1997, and the related statements of income, retained deficit, and cash flows for the years then ended. These financial statements are the responsibility of the management of SPORTSNUTS.COM, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPORTSNUTS.COM, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company incurred a loss from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, the Company's intangible assets, accumulated deficit, and expenses previously reported as $148,601, $1,866,635, and $1,940,582, respectively, in our audit report dated March 10, 1999 changed to $0, $2,015,235, and $2,039,078, respectively, for 1998. For
1997, the Company's intangible assets, accumulated deficit, and expenses previously reported as $48,361, $368,335, and $907,155, respectively, in our audit report dated March 10, 1999 changed to $0, $416,696, and $955,507, respectively. This reclassification was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this change.

/s/ Squire & Co.

Orem, Utah
June 16, 1999

SPORTSNUTS.COM, INC.
BALANCE SHEETS
December 31, 1998 and 1997

                                                       1998            1997
------------------------------------------------------------------------------
ASSETS
Current Assets:

    Inventory                                      $    16,584      $    84,928
    Prepaid expenses                                    37,645               --
    Current portion-deferred tax asset                      --            5,009
                                                   -----------      -----------
Total current assets                                    54,229           89,937

Fixed Assets:

    Vehicles                                                --           94,636
    Office equipment and furnishings                    59,343           51,396
    Computer equipment                                  53,981           18,782
                                                   -----------      -----------
                                                       113,324          164,814
    Accumulated depreciation                            21,754           14,292
                                                   -----------      -----------
     Net fixed assets                                   91,570          150,522

Other Assets:

    Long-term portion-deferred tax asset                    --           35,704
                                                   -----------      -----------
                                                   $   145,799      $   276,163
                                                   ===========      ===========
LIABILITIES AND EQUITY
Current Liabilities:

     Cash overdraft                                $    48,203      $     2,306
     Accounts payable                                  195,200          109,046
     Accrued liabilities                                47,345            2,311
     Current portion-notes payable                     301,618          324,977
     Deferred tax liability                              1,258              188
                                                   -----------      -----------
        Total current liabilities                      593,624          438,828

Long-Term Liabilities:

     Notes payable                                          --          212,004
     Deferred tax liability                                 --            2,082
                                                   -----------      -----------
        Total long-term liabilities                         --          214,086

Stockholders' equity:
     Common stock 50,000,000 $.0001
       par value shares authorized;
       11,077,000 and 7,786,000 issued
       and outstanding in 1998 and
       1997, respectively                                1,125              779
     Additional paid-in capital                      1,651,285           41,096
     Accumulated deficit                            (2,015,235)        (416,696)
     Stock subscriptions receivable                    (85,000)          (1,930)
                                                   -----------      -----------
        Total stockholders' equity                    (447,825)        (376,751)
                                                   -----------      -----------
          Total liabilities and equity             $   145,799      $   276,163
                                                   ===========      ===========

The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
STATEMENTS OF OPERATIONS

For the Years Ended December 31, 1998 and 1997

                                                          1998        1997

------------------------------------------------------------------------------
Revenue from Sales                                  $   535,634     $   539,189

Operating Expenses:

     Cost of sales                                      707,256         445,442
     General and administrative                         601,648         280,375
     Selling and marketing                              566,541         171,433
     Research and development                           163,633          58,317
                                                    -----------     -----------
        Total operating expenses                      2,039,078         955,507
                                                    -----------     -----------
           Loss from operations                      (1,503,444)       (416,318)

Other Income and Expense:

     Interest expense                                   (59,563)        (38,721)
     Gain on disposal of property and equipment           4,168              --

                                                    -----------     -----------
        Total other income and expenses                 (55,395)        (38,721)

          Loss before income tax benefit             (1,558,839)       (455,039)

Income Tax Benefit

     Current income tax expense                              --             100
     Deferred income tax expense (benefit)               39,701         (38,443)
                                                    -----------     -----------
       Net income tax benefit                            39,701         (38,343)
                                                    -----------     -----------
Net Loss                                            $(1,598,540)    $  (416,696)
                                                    ===========     ===========

The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
STATEMENTS OF STOCKHOLDERS EQUITY
December 31, 1998 and 1997

                                                  Common Stock           Additional     Accumu-       Stock
                                            ------------------------      Paid-in        lated     Subscription
                                             Shares         Amount        Capital       Deficit      Receivable       Total
                                           ------------------------------------------------------------------------------------
Balances at January 1,                             --    $        --    $        --   $        --    $        --    $        --
   1997
 Issuance of common
   stock for subscription receivable        3,860,000            386          1,544            --         (1,930)            --
 Issuance of commonstock for cash           3,926,000            393         39,552            --             --         39,945
 Net loss                                                                                (416,696)                     (416,696)
                                          -----------    -----------    -----------   -----------    -----------    -----------
Balances at December 31, 1997               7,786,000            779         41,096      (416,696)        (1,930)      (376,751)
  Issuance of common stock for cash and
    subscription receivable                 1,983,000            215        991,285            --        (85,000)       906,500
  Conversion of long-term debt and
    accrued interest to common stock        1,178,000            118        553,918            --             --        554,306
  Issuance of common
    stock for services                        130,000             13         64,987            --             --         65,000
  Receipt of cash
    for subscription receivable                    --             --             --            --          1,930          1,930
  Net loss                                         --             --             --    (1,598,540)            --     (1,598,540)
                                          -----------    -----------    -----------   -----------    -----------    -----------
Balances at December 31, 1998              11,077,000    $     1,125    $ 1,651,235   $(2,015,236)   $   (85,000)   $  (447,825)
                                          ===========    ===========    ===========   ===========    ===========    ===========


The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1998 and 1997

                                                         1998          1997
------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Net loss                                           $(1,598,540)   $  (416,696)

  Adjustments to reconcile net income to net cash provided by operating activities:

     Depreciation and amortization                        18,459         14,292
     Non-cash operating activities                        83,369             --
     Deferred income taxes                                39,701        (38,443)
     Gain on disposal of fixed assets                     (4,168)            --
     (Increase) decrease in inventories                   68,344        (84,928)
     (Increase) in prepaid expenses                      (37,645)            --
     Increase in accounts payable                         86,154        109,046
     Increase in accrued liabilities                      45,034          2,311
                                                     -----------    -----------
           Total adjustments                             299,248          2,278
                                                     -----------    -----------
Net cash flows used by operating activities           (1,299,292)      (414,418)

Cash Flows from Investing Activities:

  Cash payments for the purchase of fixed assets         (46,283)      (164,814)

Cash Flows from Financing Activities:

  Increase in cash overdraft                              45,897          2,306
  Proceeds from issuance of long-term debt               797,950        536,981
  Proceeds from issuance of common stock                 906,500         31,875
  Principal payments on long-term debt                  (404,772)            --
                                                     -----------    -----------
Net cash flows provided by financing activities        1,345,575        571,162
                                                     -----------    -----------
Net Increase in Cash and Equivalents                          --             --

Cash and Equivalents - Beginning of Year                      --             --
                                                     -----------    -----------
Cash and Equivalents - End of Year                   $        --    $        --
                                                     ===========    ===========


The accompanying notes are an integral part of these statements.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1.  Summary of Significant Accounting Policies

This summary of significant accounting policies of SPORTSNUTS.COM, Inc. (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Depreciation - The Company was incorporated in the state of Utah on November 13, 1996 for the purpose of, but not limited to, sales and distribution of sporting goods and health food supplies through a network marketing strategy. The Company began operations as a Corporation on January 1, 1997. During 1998 the Company reincorporated into the State of Delaware.

Sales Policy - Substantially all of the Company's sales are on a cash-for-service basis. Occasionally, sales are made on account for large-dollar service rendered.

Inventory - Inventory consists of sporting goods and health food products. Inventory is stated at the lower of cost (first-in, first-out) or market value.

Depreciation - Provisions for depreciation of equipment is computed on a straight-line method for financial reporting purposes. Depreciation for equipment is based upon estimated useful lives of five to ten years. Depreciation charged to operations were $18,459 and $14,292 for the years ended December 31, 1998 and 1997, respectively.

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

Cash and Cash Equivalents - For the purpose of the statement of cash flows, cash and cash equivalents are defined as demand deposits at banks.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts disclosed. Accordingly, actual results could differ from those estimates.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS

Stock Options - The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its employee stock options rather than adopting the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-based Compensation. Under APB 25, because the exercise price of the Company's stock options equals the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

Advertising Costs - Advertising costs are expensed during the year in which they are incurred. Advertising expenses were none and $35,332, respectively for the years ended December 31, 1998 and 1997.

Comprehensive Income - In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. There were no items of other comprehensive income in 1998 or prior.

Note 2.  Stock Subscriptions Receivable

The Company issued in advance of receiving payment 170,000 shares of common stock with a value of $85,000 and 386,000 shares of common stock with the value of $1,930 receivable at December 31, 1998 and 1997, respectively. These amounts are classified as a contra equity since the stock subscription receivables mature in a reasonably short period of time.

Note 3.  Accrued Liabilities

         Accrued liabilities consist of the following:

                                                          1998            1997
                                                         -------         -------
Accrued payroll and related taxes
  and benefits                                           $41,392         $ 2,311
Accrued interest                                           5,953              --
                                                         -------         -------
         Total accrued liabilities                       $47,345         $ 2,311
                                                         =======         =======

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------
Note 4.  Deferred Taxes

The Company files its income tax returns on a calendar year end using an accrual basis method of accounting. The principal timing difference result from differences in depreciation according to generally accepted accounting principles and depreciation allowed by tax law. Further differences are created by the treatment of corporate tax net operating loss carry-forward provisions. The net deferred tax asset as of December 31, 1998 was $373,990. A valuation allowance of $373,990 was established to account for the probability that the total deferred tax asset will not be realized in the future. As a result of the valuation allowance, the deferred tax asset as of December 31, 1998 was $0. The deferred tax liability at December 31, 1998 totaled $1,258.

The net deferred tax asset as of December 31, 1997 was $79,129. A valuation allowance of $40,686 was established to account for the possibility that the total deferred tax asset will not be realized in the future. As a result of the valuation allowance, the net deferred tax asset as of December 31,1997 was $38,443.

The Corporation's deductible temporary timing differences consist of the following:

    Net operating loss carryforward                       $1,875,296
    Accumulated depreciation on property                      25,163

The Company has net operating losses to offset future income tax. If not used, these credits will expire as follows:

                                        Expires             Amounts
                                        -------            ---------
     Federal net operating loss          2012               $406,778
     Federal net operating loss          2013              1,468,518
     State net operating loss            2002                406,678
     State net operating loss            2003              1,468,518

Deferred income tax expense for 1998 is the result of valuation allowances established for current year and prior year deferred tax assets.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 5.  Notes Payable

The company owed a total of $301,618 and $536,981 on notes payable as of December 31, 1998 and 1997, respectively. A summary of the outstanding balances on notes payable as of December 31, 1998 is as follows:

    Investor loan, 12% interest, secured
    by shareholder's personal guarantee,
    matures December, 1999                                     $   122,036

    Investor loan, 18% interest, secured
    by shareholder's personal guarantee,
    matures April, 1999                                             25,000

    Investor loan, 15% interest, secured
    by shareholder's personal guarantee,
    matures February, 1999                                          27,582

    Investor loan, 10% interest, secured
    by shareholder's personal guarantee,
    matures December, 1999                                          10,000

    Investor loan, 0% interest, secured
    by shareholder's personal guarantee,
    matures January, 1999                                          100,000

    Investor loan, 0% interest, secured
    by shareholder's personal guarantee,
    matures January, 1999                                           10,000

    Note  payable, 0% interest, secured
    by shareholder's personal guarantee,
    matures January, 1999                                            7,000
                                                               ------------
            Total notes payable                                    301,618
            Less current portion                                  (301,618)
                                                               ------------
               Long term portion                              $          --
                                                               ============

An officer and director of the Company, has personally guaranteed the total amount of the indicated notes payable.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 6.  Related Party Transactions

As of December 31, 1998, $294,618 of the notes payable reported in note 5 are debt agreements entered into with stockholders of the Company.

Note 7.  Common Stock

The Company issued 3,291,000 shares of $.0001 par value common stock during the year ending December 31, 1998. The issuance of these shares resulted in $906,500 in cash inflows and $619,306 in either debt reduction through convertible debentures or stock for services.

Note 8.  Additional Cash Flow Statement Disclosures

The Company paid $47,078 and $38,721 of interest for notes payable and other miscellaneous debts, and $0 and $100 for taxes for the years ended December 31, 1998 and 1997, respectively.

Non-cash transaction for the year ended December 31, 1998 included the following:

          $87,041 of debt was eliminated from the records of the company in exchange for certain fixed assets.

          $541,500 of debt was converted to common stock along with $12,536 of interest payable by issuing 1,348,000 shares of common stock.

          $65,000 of expenses were recorded on the records of the Company through the issuance of 130,000 shares of common stock.

          No non-cash transactions occurred during the year ended December 31,1997.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 9.  Stock Options and Warrants

The Company adopted a stock option plan in 1998. In accordance with plan provisions, the Company may grant options to officers, directors, employees, and consultants of the Company for up to 20,000,000 shares of common stock. The original exercise price for options granted under the plan was $.50 with negotiated vesting periods. Options granted during the current year had market values equal to the option price at the date of the grant; therefore, no compensation expense was charged to operations. The options expire five years after date of grant.

A summary of stock option activity, and related information for the year ended December 31, 1998 follows:

                                                                               Weighted-
                                    Shares        Outstanding Stock Options     Average
                                                    ---------------------       Exercise
                                   Available        Number of      Price         Price
                                   for Grant          shares    Per Share
                                   ------------------------------------------------------
Balance at
  January 1, 1998                          --               --       --             --
    Plan authorization             20,000,000               --       --             --
    Options granted                (9,420,000)       9,420,000     $.50           $.50
                                   ------------------------------------------------------
Balance at
   December 31, 1998               10,580,000        9,420,000     $.50           $.50
                                   ======================================================

Exercisable at
   December 31, 1998                                 2,348,000     $.50           $.50
                                                     ====================================

The weighted average fair value of options granted in the year ended December 31, 1998, was $.13. The weighted average remaining contractual life of the options outstanding and options exercisable at December 31, 1998 were 5 years, respectively.

Pro forma information regarding the effect of issuing stock options during the year on net income (loss) is required by Statement No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value of these options was estimated at the date of grant using a Minimum Value option pricing model with the

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS

-----------------------------------------------------------------------------


following weighted average assumptions for 1998: risk-free interest rates of 5.63%; dividend yield of 0%; and a weighted-average expected life of the option of 5 years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. Because the effect of SFAS No. 123 is prospective, the initial impact on pro forma net income (loss) may not be representative of compensation expense in future years. Pro forma net loss for fiscal year 1998 was $1,852,339.

During 1998, 9,420,000 stock options were granted at the exercise price of $.50. All options were outstanding and have a remaining contractual life of five years. At December 31, 1998, 2,348,000 options were exercisable.

During 1998, 2,940,000 stock warrants were granted with some loans. The market price of the warrants was equal to the exercise price of $.50; therefore, no commission expense was deemed necessary. All warrants were outstanding at December 31, 1998.

Note 10.      Retained  Deficit and Net Operating Loss

As shown in the accompanying financial statements, the Corporation incurred a net loss of $1,598,540 and $416,696 during the years ended December 31, 1998 and 1997, respectively. At December 31, 1998 and 1997, the Company's current liabilities exceeded its current assets by $539,395 and $348,891, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and/or financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company intends to obtain both debt and equity financing to sustain operations until sales can be increased enough to achieve profitability.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 11.      Subsequent Events

In January 1999, the Company paid off the following notes payable outstanding at December 31, 1998:

Investor loan, 18% interest, secured
by shareholder's personal guarantee,
Matures April, 1999                                                     $ 25,000

Investor loan, 12% interest, secured
by shareholder's personal guarantee,
Matures December, 1999                                                   122,036

Investor loan, 15% interest, secured
by shareholder's personal guarantee,
Matures February, 1999                                                    27,582

Investor loan, 0% interest, secured
by shareholder's personal guarantee,
Matures January, 1999                                                    100,000

Investors loan, 0% interest, secured
by shareholder's personal guarantee,
Matures January, 1999                                                     10,000

Note payable, 0% interest, secured
by shareholder's personal guarantee,
Matures January, 1999                                                      7,000
                                                                        --------
                Total notes paid                                        $291,618
                                                                        ========

On January 15, 1999, the board of directors of the Company voted unanimously to approve a 2 for 1 stock split. The stock split increased the number of shares issued and outstanding as of that date. The Company issued 3,119,000 shares (post-split) of no-par common stock for $1,535,500 during January and February 1999. The effect of the stock split has been retroactively reflected in the accompanying financial statements.

SPORTSNUTS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 12.      Restatement of Financial Statements

Subsequent to the issuance of the audit report dated March 10, 1999, certain reclassifications were made on the balance sheets and statements of operations. These reclassifications consisted primarily of expensing certain costs associated with website development previously capitalized. These financial statements have been restated as follows:

                                                      1998               1997
                                                   -----------------------------
Decrease in assets                                 $(233,601)         $ (50,291)
Decrease in stockholders' equity                    (233,601)           (50,291)
Increase in operating expenses                       100,240             48,361

This restatement results in an increase in net loss of $100,240 and $48,261 for the years ending December 31, 1998 and 1997, respectively.

Item 7. Financial Statements and Exhibits

(b) Unaudited Condensed Financial Statements of SPORTSNUTS.COM, Inc. as of and for the three months ended March 31, 1999.

                                 SPORTSNUTS.COM, INC.

                          Unaudited Condensed Balance Sheet
                                    March 31, 1999

Assets
Current assets:
  Cash                                                              $   162,929
  Inventories                                                            20,987
  Prepaid expenses                                                       60,020
                                                                    -----------
Total current assets                                                    243,936

Property and equipment, net                                             371,882

                                                                    -----------
                                                                    $   615,818
                                                                    ===========

Liabilities and stockholders' equity

Current liabilities:

  Accounts payable                                                  $   217,731
  Accrued liabilities                                                    48,603
                                                                    -----------
Total current liabilities                                               266,334
                                                                    ===========

Commitments and contingencies

Stockholders' equity:

  Common stock, $.0001 par value: 50,000,000
   shares authorized; 14,444,000 shares
   issued and outstanding                                                 1,444
  Additional paid-in capital                                          3,200,467
  Accumulated deficit                                                (2,852,427)
                                                                    -----------
Total stockholders' equity                                              349,484
                                                                    -----------
                                                                    $   615,818
                                                                    ===========

See accompanying notes.

                              SPORTSNUTS.COM, INC.

                 Unaudited Condensed Statement of Operations
                  For the three months ended March 31, 1999

Revenues                                                              $ 141,304

Operating expenses:

  Cost of sales                                                         123,613
  General and administrative                                            255,807
  Selling and marketing                                                 501,349
  Research and development                                               94,629
                                                                      ---------
                                                                        975,398
                                                                      ---------
Operating loss                                                         (834,094)

Other income (expense):

  Interest expense                                                       (4,355)
                                                                      ---------

Loss before income taxes                                               (838,449)

Income tax benefit                                                        1,258
                                                                      ---------

Net loss                                                              $(837,191)
                                                                      =========

See accompanying notes.

                               SPORTSNUTS.COM, INC.
                   Unaudited Condensed Statement of Cash Flows
                   For the three months ended March 31, 1999

Cash flows from operating activities

Net loss                                                            $  (837,191)
Adjustments to reconcile net income to net cash used
  in operating activities:

    Depreciation and amortization                                        56,100
    Non-cash Marketing Expense                                          114,000
    Deferred income taxes                                                (1,258)
    Changes in operating assets and liabilities:

      Increase in inventories                                            (4,403)
      Increase in prepaid expenses                                      (22,375)
      Increase in accounts payable                                       22,531
      Increase in accrued liabilities                                     1,258
                                                                    -----------
Net cash flows used in operating activities                            (671,338)

Cash flows from investing activities
Purchases of property and equipment                                    (336,412)

Cash flows from financing activities
Repayment of cash overdraft                                             (48,203)
Principal payments on notes payable                                    (301,618)
Proceeds from issuance of common stock                                1,435,500
Proceeds from stock subscription receivable                              85,000
                                                                    -----------
Net cash flows provided by financing activities                       1,170,679
                                                                    -----------
Net increase in cash                                                    162,929
Cash at beginning of period                                                  --

                                                                    -----------
Cash at end of period                                               $   162,929
                                                                    ===========


See accompanying notes.

                                 SPORTSNUTS.COM, INC.

1.  Summary of Significant Accounting Policies

Description of Organization and Business

SportsNuts.com, Inc. (the "Company") was incorporated under the laws of the State of Utah on November 13, 1996. During 1998 the Company reincorporated in the State of Delaware. The Company is engaged in the sale and distribution of sporting goods and health food supplies via the internet and network marketing channels.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-B. Accordingly, certain information and footnote disclosures have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and footnotes included herein this Form 8-K/A No. 2.

The accompanying financial statements have been restated in this Form 8-K/A No. 2 from the financial statements previously issued in Form 8-K/A filed on June 18, 1999. The restatement is principally due to a correction to the previously issued unaudited condensed balance sheet to reduce cash and additional paid in capital by $85,000. In addition, certain adjustments and reclassifications have been made to conform with the current presentation.

In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for interim periods are not indicative of the results of operations to be expected for a full year.

2. Retained Deficit and Net Operating Loss

As shown in the accompanying financial statements, the Company incurred a net loss of $1,598,540 and $416,696 during the years ended December 31, 1998 and 1997, respectively. At December 31, 1998 and 1997, the Company's current liabilities exceeded its current assets by $539,395 and $348,891, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and/or financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company intends to obtain both debt and equity financing to sustain operations until sales can be increased enough to achieve profitability.

3. Debt

For the three months ended March 31, 1999, the Company paid off $301,618 in notes payable that were outstanding at December 31, 1998.

4. Stockholders' Equity

Issuances of Common Stock

For the three months ended March 31, 1999, the Company issued 2,939,000 shares of common stock in exchange for gross proceeds of $1,535,500. In connection with this offering, the Company incurred fund raising costs of $200,000, which included the issuance of 200,000 shares of common stock with a value of $100,000.

For the three months ended March 31, 1999, the Company issued 228,000 shares of common stock for the acquisition of royalty rights valued at $114,000.

Stock Subscriptions Receivable

The Company issued in advance of receiving payment 170,000 shares of common stock with a value of $85,000 for the year ended December 31, 1998 and 386,000 shares of common stock with a value of $1,930 receivable for the year ended December 31, 1997. As of March 31, 1999, no amounts were outstanding.

5. Subsequent Event

Mergers and Acquisitions

On April 6, 1999, Durwood, Inc. (the "Registrant") acquired (the "Reorganization") approximately eighty one percent (81%) of the outstanding capital stock from accredited investors (the "Participating Shareholders") in the Company. Additionally, the Registrant changed its name to SportsNuts.com International, Inc. Prior to the Reorganization of the Company, the Registrant conducted no active business. The Company is an internet based, "on line" sports club and retail distributor of sports, outdoor, and fitness related products, services, and information.

The Registrant intends to operate the Company in a manner to continue the business that the Company engaged in prior to the Reorganization. In connection with the Reorganization, the Registrant affected a 2.213 for 1 forward stock split (the "Forward Split") of all then currently outstanding shares of its common stock, $0.0001 par value (the "Common Stock"). The Forward Split resulted in an increase in the outstanding shares of the Registrant's Common Stock from 1,103,500 to 2,441,713 shares. Immediately prior to the Reorganization, the Registrant sold to accredited investors 1,000,000 post Forward Split shares of Common Stock at $1.00 per share to raise gross proceeds of $1,000,000, less issuance costs of $50,000. As part of the Reorganization, the Registrant issued 7,651,252 shares of Common Stock to the Participating Shareholders of the Company in exchange for their collective 11,683,000 shares of the Company's common stock. Each Participating Shareholder of the Company received 0.654904748 shares of the Registrant's Common Stock in exchange for each share of common stock of the Company. Additionally, the Registrant issued to holders of warrants in the Company who were also accredited investors (each a "Participating Warrant Holder") warrants for the purchase of 3,353,113 shares of the Registrant's Common Stock. Each Participating Warrant Holder received the right to purchase
0.654904748 shares of the Registrant's Common Stock in exchange for each share of the Company's common stock they were entitled to purchase pursuant to their warrants in the Company. In the future, the Registrant may issue up to an additional 1,808,192 shares of Common Stock to acquire the remaining 2,761,000 shares of Common Stock of the Company that are currently held by the remaining shareholders (other than the Registrant). As compared to prior statements describing the Merger on Forms 8-K and 8-K/A filed previously with the Commission, the number of shares and warrants issued to Participating Shareholders and Participating Warrant Holders has been increased to reflect conversions by certain Company shareholders of their shares and warrants for shares and warrants of the Registrant during the second quarter of 1999, subsequent to the Reorganization. These transactions were treated by the

Registrant as being effective April 6, 1999.

Item 7. Financial Statements and Exhibits.

(c) Pro forma financial information.

                       SPORTSNUTS.COM INTERNATIONAL, INC.
                            (Formerly Durwood, Inc.)

          PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION

The following Unaudited pro forma condensed combined financial statements (the "Financial Statements") have been prepared from the historical consolidated financial statements of SPORTSNUTS.COM INTERNATIONAL, Inc. (Formerly Durwood, Inc.) (the "Registrant"). The SPORTSNUTS.COM, Inc. (SPORTSNUTS.COM) column in the following Financial Statements reflect the historical financial statements of SPORTSNUTS.COM restated to be consistent with the reporting periods of the Registrant.

The Financial Statements have been restated in this form 8-K/A No. 2 from those previously issued in the Registrant's 8-K/A filed on June 18, 1999 to reflect SPORTNUTS.COM as the accounting acquirer in a reverse merger into an inactive public company (the "Reorganization"). The previously issued Financial Statements reflected the Reorganization as if the Registrant was the accounting acquirer. In addition, certain adjustments to cash and accounts receivable have been made to the pro forma condensed combined balance sheets to more properly account for transactions occurring during 1999 prior to the Reorganization. Also, certain adjustments and reclassifications have been made to the pro forma condensed combined statement of operations to more properly account for transactions occurring in 1998 and 1999, and to bring these numbers in agreement with the 1998 audited financial statements of SPORTSNUTS.COM included herein.

The Financial Statements assume that the Reorganization occurred as of December 31, 1998 for the Unaudited pro forma condensed combined statement of operations and as of April 6, 1999 for the Unaudited pro forma condensed combined balance sheet.

The Financial Statements should be read in conjunction with the Registrant's historical consolidated financial statements and related notes to such statements in the December 31, 1998 Annual Report on Form 10-K filed by the Registrant; and the SPORTSNUTS.COM historical financial statements and notes thereto included herein. The Financial Statements are not necessarily indicative of the financial position or results of operations had the Reorganization occurred on the indicated dates nor do they purport to indicate the results of future operations of the Registrant.

The pro forma financial information has been prepared by the Registrant and all calculations have been made based upon assumptions deemed appropriate by the Registrant. In the opinion of management, all adjustments necessary to present fairly the Financial Statements have been made.

The adjustments being made to the following balance sheet and statement of operations are summarized as follows:

a) An adjustment was made to the equity section in the balance sheet to recognize the minority interest in SPORTSNUTS.COM.

b) An adjustment was made to the equity section of the balance sheet to eliminate the accumulated deficit of SPORTSNUTS.COM INTERNATIONAL, Inc.

                       SPORTSNUTS.COM INTERNATIONAL, INC.
                           (Formerly Durwood, Inc.)

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             AS OF April 6, 1999

                                       SPORTSNUTS.COM                                      Pro Forma
                                       INTERNATIONAL,                                      Adjmts &
                                       INC.(Formerly       SPORTSNUTS.      Combined      Elimination        Pro Forma
                                       Durwood, Inc.)         COM             Total          Entries          Combined
                                       ---------------------------------------------------------------------------------
                                         (Unaudited)      (Unaudited)
Assets
Current assets:

  Cash                                   $   950,330      $   162,929      $ 1,113,259                       $ 1,113,259
  Inventories                                     --           20,987           20,987                            20,987
  Prepaid expenses                                --           60,020           60,020                            60,020
                                         -----------      -----------      -----------      -----------      -----------
Total current assets                         950,330          243,936        1,194,266                         1,194,266

Property and equip-
   ment, net                                      --          371,882          371,882                           371,882
                                         $   950,330      $   615,818      $ 1,566,148                       $ 1,566,148
                                         ===========      ===========      ===========      ===========      ===========

Liabilities and stockholders' equity

Current liabilities:

  Accounts payable                       $        --      $   217,731      $   217,731                       $   217,731
  Accrued liabilities                             --           48,603           48,603                            48,603
                                         -----------      -----------      -----------      -----------      -----------
Total current liabilities                         --          266,334          266,334                           266,334


Minority interest                                 --               --               --           66,804           66,804

Stockholders' equity:

  Common stock                                   344            1,444            1,788             (679)           1,109
  Additional paid-in
    capital                                  999,294        3,200,467        4,199,761          (66,804)
                                                                                                    679
                                                                                                (49,308)       4,084,328
  Accumulated deficit                        (49,308)      (2,852,427)      (2,901,735)          49,308       (2,852,427)
                                         -----------      -----------      -----------      -----------      -----------
Total stockholders' equity                   950,330          349,484        1,299,814                         1,299,814
                                         -----------      -----------      -----------      -----------      -----------
                                         $   950,330      $   615,818      $ 1,566,148                       $ 1,566,148
                                         ===========      ===========      ===========      ===========      ===========

                           SPORTSNUTS.COM INTERNATIONAL, INC.
                              (Formerly Durwood, Inc.)

                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          FOR THE YEAR ENDED DECEMBER 31, 1998

                             SPORTSNUT.COM                                     Pro Forma
                             INTERNATIONAL,                                   Adjustments
                             INC. (Formerly    SPORTSNUTS        Combined     and Elimina-     Pro Forma
                             Durwood, Inc.)       .COM             Total      tion Entries     Combined
                             --------------    -----------      -----------   ------------   -----------
Revenues                      $        --      $   535,634      $   535,634                  $   535,634

Operating expenses:

  Cost of sales                        --          707,256          707,256                      707,256
  General and admin-
    istrative                          --          601,648          601,648                      601,648
  Selling and marketing                --          566,541          566,541                      566,541
  Research and
    development                        --          163,633          163,633                      163,633
                              -----------      -----------      -----------                  -----------
                                       --        2,039,078        2,039,078                    2,039,078
                              -----------      -----------      -----------                  -----------

Operating income                       --       (1,503,444)      (1,503,444)                  (1,503,444)

Other income (expense):

  Interest expense                     --          (59,563)         (59,563)                     (59,563)
  Gain on disposal of
    property and eqpmt                 --            4,168            4,168                        4,168
                              -----------      -----------      -----------                  -----------
Loss from continuing
  operations before taxes              --       (1,558,839)      (1,558,839)                  (1,558,839)

Tax Expense                                        (39,701)         (39,701)                     (39,701)
                              -----------      -----------      -----------                  -----------

Loss from continuing
  operations                           --       (1,598,540)      (1,598,540)                  (1,598,540)
Loss from discontinued
  operations                      (25,534)              --          (25,534)                     (25,534)
                              -----------      -----------      -----------                  -----------

Net loss                      $   (25,534)     $(1,598,540)     $(1,624,074)                 $(1,624,074)
                              ===========      ===========      ===========                  ===========
Basic and diluted net
  loss per common share                                                                      $      (.17)
                                                                                             ===========
Weighted-average shares
  outstanding                                                                                  9,696,093
                                                                                             ===========

     (c) Exhibits.

     2.1 Agreement and Plan of Reorganization dated as of April 6, 1999, among Durwood, Inc., SportsNuts, and Darren Heiselt, a shareholder of Durwood, Inc., which includes as an exhibit the Restated Certificate of Incorporation of the Registrant

     2.2 Amended and Restated Agreement and Plan of Reorganization dated as of April 6, 1999 among Durwood, Inc., SportsNuts, and Darren Heiselt, a shareholder of Durwood, Inc., which includes as an exhibit the Restated Certificate of Incorporation of the Registrant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SPORTSNUTS.COM INTERNATIONAL, INC.
                                    (Formerly Durwood, Inc.)

   Date: January 14, 2000           By: /s/ KENNETH DENOS
                                        -----------------------------------
                                        Kenneth Denos, Executive Vice
                                        President

EXHIBIT INDEX

Exhibit               Description
Number                -----------
------
  2.1       Agreement and Plan of Reorganization dated April 6, 1999, among
            Durwood, Inc., SportsNuts.com, Inc., and Darren Heiselt, a
            shareholder of Durwood, Inc, which includes as an Exhibit the
            Restated Certificate of Incorporation of the Registrant.

  2.2 Amended and Restated Agreement and Plan of Reorganization effective as of April 6, 1999 among Durwood, Inc., SportsNuts.com, Inc., and
            Darren Heiselt, a shareholder of Durwood, Inc, which includes as an Exhibit the Restated Certificate of Incorporation of the Registrant.